Exhibit 99

Family Dollar Third Quarter Comparable Store Sales Increase 6.2%

Company Updates Third Quarter Earnings Guidance

MATTHEWS, N.C.--(BUSINESS WIRE)--June 4, 2009--Family Dollar Stores, Inc. (NYSE: FDO) reported that net sales for the third quarter ended May 30, 2009, increased 8.2% to approximately $1.84 billion compared with $1.70 billion for the third quarter ended May 31, 2008. Comparable store sales for the third quarter increased 6.2%. The Company had 6,654 stores as of May 30, 2009, including 26 new stores opened during the quarter.

”Our sales momentum continued through the third quarter, with comparable store sales increasing more than 7% through the first twelve weeks of the quarter. As expected, the last week of the reporting period was adversely affected by a shift of the first-of-the month money flow and our corresponding advertising into the June period,” said Howard R. Levine, Chairman and CEO. “Sales of consumable merchandise continued to be strong, increasing approximately 13% during the quarter. Notably, sales trends in several discretionary categories improved from what we saw in the second quarter.”

Outlook

The Company expects that earnings per diluted share for the third quarter of fiscal 2009 will be at or above the upper end of its previously provided guidance of $0.54 and $0.58. The Company plans to report third quarter financial results on July 8, 2009, before the market opens.

Cautionary Statements

Certain statements contained in this report are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company’s plans, activities or events which the Company expects will or may occur in the future. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Such risks, uncertainties and other factors include, but are not limited to:

  economic conditions, including inflation and energy prices, that could affect our profitability;
  the success of our new store opening program;
  failure of existing or new technology to provide anticipated benefits;
  our ability to select, obtain and market merchandise attractive to our customers at prices that allow us to profitably sell such merchandise;
  operational difficulties;
  changes in regulations;
  changes in legal, regulatory or accounting guidance that could adversely affect our financial performance;
  higher costs or failure to achieve targeted results associated with the implementation of new programs or initiatives;
  adverse impacts associated with legal proceedings; and
  risks associated with our investment of funds in auction rate securities.

Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties, including those set forth under “Cautionary Statement Regarding Forward-Looking Statements” or “Risk Factors” in the Company’s Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

Third Quarter Earnings Conference Call Information

The Company plans to release third quarter results on July 8, 2009, before the market opens. The Company plans to host a conference call with investors on July 8, 2009, at 10:00 A.M. EDT to discuss the results. If you wish to participate, please call (800) 857-5160 for domestic US calls and (312) 470-7174 for international calls at least 10 minutes before the call is scheduled to begin. The passcode for the conference call is FAMILY DOLLAR.

There will also be a live webcast of the conference call that can be accessed at the following link:

http://www.familydollar.com/investors.aspx?p=irhome.

A replay of the webcast will be available at the same address noted above after 2:00 P.M. EDT, July 8, 2009.

About Family Dollar

Operating small store locations, Family Dollar is one of the fastest growing discount retail chains in the United States. Family Dollar offers a core assortment of name-brand and quality consumable merchandise supplemented by fashion and seasonal merchandise at everyday low prices.

Beginning with one store in 1959 in Charlotte, North Carolina, the Company currently operates more than 6,600 stores in 44 states. Family Dollar Stores, Inc., a Fortune 500 company, is based in Matthews, North Carolina, just outside of Charlotte and is a publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

CONTACT:
Family Dollar Stores, Inc.
INVESTOR CONTACT:
Kiley F. Rawlins, CFA
704-849-7496
krawlins@familydollar.com
or
MEDIA CONTACT:
Josh Braverman, 704-814-3447
jbraverman@familydollar.com